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             VOXWARE, INC. AND ANDREA ELECTRONICS CORPORATION

                    SOFTWARE LICENSE BUNDLING AGREEMENT

     This Software License Bundling Agreement (the "Agreement") is entered into as of March 29, 1996 by and between Voxware, Inc. ("Voxware"), a Delaware corporation, with its principal place of business at 172 Tamarack Circle, Skillman, NJ 08558, and Andrea Electronics Corporation ("Licensee"), a New York corporation, with its principal place of business at 11-40 45th Road, Long Island City, New York 11101.

1.   Definitions.

     a. A "Licensed Software Product" shall mean a software product set forth in Attachment A, together with the documentation, if any, provided therewith by Voxware expressly for distribution to end-users. "Licensed Software Product" does not include any update, new version or enhancement of the foregoing unless Voxware, in its sole discretion, adds such item to Attachment A and the fees therefor to Attachment D. Voxware reserves the right to change, modify or discontinue any Licensed Software Product at any time provided that Voxware provides reasonable notice to Licensee.

     b. A "Licensed Software Copy" shall mean an exact object code copy of the software of a Licensed Software Product in machine readable form together with an exact copy of the end-user documentation included in the definition of such Licensed
Software Product.

     c. A "Licensee Product" shall mean one copy of one of the items (and only the items) described in Attachment B hereto.

     2.   License Grant.

     a. Subject to all the terms of this Agreement, Voxware grants to Licensee a license to distribute Licensed Software Copies only as provided herein, only bundled with (or for use only with) the Licensee Products, directly to end-user, and to make Licensed Software Copies solely for purposes of such licensing. However, Licensee may use subdistributors provided that any such subdistributor shall be bound by an enforceable writing to all the limitation and restrictions of this Agreement.

     b. In order to effect the license granted hereunder, at Voxware's expense, Voxware agrees to deliver to Licensee a golden master containing the Licensed Software Product, together with one copy of any applicable printed marketing and technical materials for the Licensed Software Products.

     c. Notwithstanding anything else, as between Voxware and Licensee, Voxware retains (i) all title to, and, except as expressly and unambiguously licensed herein, all rights to the Licensed Software Products, all copies and derivative works thereof (by whomever produced) and all related documentation and materials, (ii) all of their service marks, trademarks, tradenames or any other designations, and notwithstanding anything else herein, Licensee may not use any name, mark or designation used by Voxware except for use in advertising or marketing the Licensed Software Products in accordance with written approval of Voxware (not to be unreasonably withheld); and (iii) all copyrights, patent rights, trade secret rights and other proprietary rights in the Licensed Software Products. Licensee will have no right to receive any source code with respect to any Licensed Software Product.

     3. End User Restrictions. No distribution or license of a Licensed Software Copy by Licensee shall be made except pursuant to an enforceable written agreement that is at least as protective of Voxware and its rights as the form set forth in Attachment C.

     Furthermore, if a Licensed Software Copy is to be provided to a government agency or to anyone that may acquire it pursuant to a government contract or with government funds, Licensee will make commercially reasonable efforts to ensure that Voxware's right, title and interests in the Licensed Software Product will be fully protected.

     4.   Price; Payment Terms; Reporting.

     a.   The license fees and royalties for the Licensed
Software Product are set forth in Attachment D hereto.

     b.   Unless otherwise set forth on Attachment D hereto or in
Section 4.c. below, Voxware will invoice Licensee for the licensee fees due hereunder. Payment is due within [Confidential
Treatment Requested] days after the date of the invoice.

     c. No later than [Confidential Treatment Requested] following each calendar [Confidential Treatment Requested], Licensee will deliver to Voxware a report itemizing (i) the number of Licensed Software
Copies shipped by or on behalf of Licensee, or otherwise delivered to customers, during the previous [Confidential Treatment Requested], and (ii) the royalties and/or license fees (if any) due. Licensee shall remit payment in accordance with such report within [Confidential Treatment Requested] of the end of each calendar [Confidential Treatment Requested].

     d. For at least [Confidential Treatment Requested] after the relevant shipments, Licensee will retain records adequate for Voxware to verify the accuracy of Licensee's reports and payments. Voxware shall have the right to audit and copy such records upon not less than [Confidential Treatment Requested] days' prior notice to Licensee, such audit to be performed by such nationally recognized auditors as Voxware shall desire in its sole discretion. In the event that any such audit shall reveal a deficiency in royalty payments, then Licensee shall immediately pay to Voxware the total amount of said deficiency plus interest at the rate set forth in Section 4.e. below. In the event such deficiency is equal to [Confidential Treatment Requested] or more of the royalties set forth in the most recent royalty report, or if Licensee is in default hereunder, then Licensee shall also pay to Voxware the cost of such audit. The provisions of this Section
4.d.  shall survive expiration or termination of this Agreement.

     e. Interest shall accrue on all amounts past due hereunder, including royalties, at the monthly rate of [Confidential Treatment Requested] or at the maximum legal rate, whichever is less. Nothing contained in this Section shall be deemed a waiver of the termination provisions of this Agreement in the event of Licensee's default hereunder.

     5.   Support.

     a. Voxware may, at such time (if any) as Voxware deems appropriate, distribute Updates to Licensee. "Updates" may consist of those corrections and modifications of Licensed Programs or portions thereof, in machine readable binary image format, as Voxware deems appropriate and which Voxware distributes generally to its other licensees. Licensee shall use reasonable commercial efforts, upon receipt of any Update, to implement its use such that it replaces entirely any previous version of the Licensed Software Product or portion thereof to which the Update applies. Upon implementation, an Update shall constitute a Licensed Software Product and shall be subject to all the terms, conditions and limitations of this Agreement. If Licensee fails to implement the use of any Update, Voxware will be under no obligation to furnish any further support services under this Agreement, and if Voxware chooses to honor Licensee's request for such services, any and all costs incurred to correct errors in any previous version of Licensed Software Products will be borne by Licensee.

     b. Voxware will use all diligent efforts to correct any error in Licensed Software Products identified by Licensee in writing. An error will be deemed to exist if, and only if, the Licensed Software Product substantially deviates from the description thereof in the pertinent user manual. Licensee, however, acknowledges that Licensed Software Products are of such complexity that it may be impossible or impracticable to effectuate the correction of an error. If an error is, in the opinion of Voxware, not reasonably capable of correction, Voxware will use all diligent efforts to advise Licensee on methods of avoiding or overcoming the error. Voxware does not guarantee the results of any services provided under this subparagraph or that all or any errors will be corrected, overcome or avoided.

     c. Voxware's obligation to provide support services hereunder is conditioned upon the proper use of the Licensed Software Products by Licensee and does not cover Licensed Software Products that have been (i) modified without Voxware's approval, (ii) used contrary to Voxware's instructions or (iii) serviced by anyone other than Voxware. Voxware will not be obligated to furnish service hereunder if the need for such service arises from hardware malfunction, user error, conditions correctable by reference to available documentation or malfunction of programs not furnished by Voxware. If service is requested by Licensee and furnished by Voxware as a result of any of the causes specified in the preceding subparagraph, Licensee will be obligated to pay for such service at Voxware's standard rates then in effect for time, travel and materials.

     d. Voxware has no obligation to provide any support services to or answer any questions of the customers or licensees of Licensee. If Voxware chooses to provide support services to such customers, Voxware may charge its standard rates for such services.

     6.   Licensee Covenants and Representations.

     Except as expressly and unambiguously provided herein and as conditions of Licensee's license hereunder, Licensee represents, warrants and agrees:

     a. not to modify, create any derivative work of, or include in any other product other than the Licensee Products the Licensed Software Products or Copies or any portion thereof.

     b. not to delete, alter, add to or fail to reproduce in and on any Licensed Software Copy and media the name of the Licensed Software Product and any copyright or other notices appearing in or on any copy, media or master or package materials provided by Voxware or which may be required by Voxware at any time which are commercially reasonable.

     c. not to reverse assemble, decompile, reverse engineer or otherwise attempt to derive source code from the Licensed
Software Products or Copies or from any other information.

     d. to use its commercially reasonable efforts to successfully market, distribute and support (including installation, training and other support) Licensed Software Copies on a continuing basis and to comply with good business practices and all laws and regulations relevant to this Agreement or the subject matter hereof. In its distribution efforts, Licensee will use the then current names used by Voxware for the Licensed Software Products (but will not represent or imply that it is Voxware or is a part of Voxware). Licensee will not contest the use by or authorized by Voxware of any of Voxware's trademark or application or registration therefor, whether during or after the term of this Agreement.

     e. to keep Voxware informed as to any problems encountered with the Licensed Software Products and any resolutions arrived at for those problems, and to communicate promptly to Voxware any and all modifications, design changes or improvements of the Licensed Software Products suggested by any customer, employee or agent. Licensee further agrees (i) that Voxware shall have any and all right, title and interest in and to any such suggested modifications, design changes or improvements of the Licensed Software Products, without the payment of any additional consideration therefor either to Licensee, or its employees, agents or customers and (ii) that it will fully cooperate with Voxware.

     f.   [Confidential Treatment Requested]

     g. that neither this Agreement (or any term hereof) nor the performance of or exercise of rights under this Agreement, is restricted by, contrary to, in conflict with, ineffective under, requires registration or approval or tax withholding under, or affects Voxware's or Licensee's proprietary rights (or the duration thereof) under, or will require any termination payment or compulsory licensing under, any law or regulation of any organization, country, group of countries or political or governmental entity located within any jurisdiction in which Licensee distributes the Licensed Software Products.

     h. to comply with all export laws and restrictions and regulations of the Department of Commerce or other United States or foreign agency or authority, and not to export, or allow the export or reexport of any Proprietary Information or Licensed Software Product or Copy or any direct product thereof in violation of any such restrictions, laws or regulations, or to Afghanistan, the People's Republic of China or any Group Q, S, W, Y or Z country specified in the then current Supplement No. 1 to
Section 770 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

     i. to, in addition to and without in any way limiting Licensee's other obligations hereunder, use all methods to protect Voxware's rights with respect to the Licensed Software, Licensed Software Copies and Proprietary Information as it uses to protect its own or any third party's software, confidential information or rights.

     7. Confidentiality. Licensee and Voxware agree that the Licensed Software Products and Copies, and all code, inventions, algorithms, know-how and ideas they obtain from each other and all other non-public business and technical information they obtain from each other are the confidential property of the other party ("Proprietary Information"). Except as expressly and unambiguously allowed herein, each party will hold in confidence and not use or disclose any Proprietary Information that has been identified as proprietary and shall similarly bind its employees. Each party's nondisclosure obligation shall not apply to information it can document and is generally available to the public (other than through breach of this Agreement).

     8.   Limited Liability.  NOTWITHSTANDING ANYTHING ELSE IN
THIS AGREEMENT OR OTHERWISE, LICENSOR WILL NOT BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY
CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR
EQUITABLE THEORY (I) FOR ANY AMOUNTS IN EXCESS IN THE AGGREGATE
OF [Confidential Treatment Requested] OR (II) FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES OR LOST DATA OR (III) FOR COST OF
PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

     9. Relationship of Parties. The parties hereto expressly understand and agree that Licensee is an independent contractor in the performance of each and every part of this Agreement, is solely responsible for all of its employees and agents and its labor costs and expenses arising in connection therewith and is responsible for and will indemnify Voxware from any and all claims, liabilities, damages, debts, settlements, costs, attorneys' fees, expenses and liabilities of any type whatsoever that may arise on account of Licensee's activities, or those of, its employees or agents (including, without limitation, direct and indirect subdistributors), including without limitation, providing unauthorized representations or warranties (or failing to effectively disclaim all warranties and liabilities on behalf of Voxware) to its customers or breaching any term, representation or warranty of this Agreement. Voxware is in no manner associated with or otherwise connected with the actual performance of this Agreement on the part of Licensee, nor with Licensee's employment of other persons or incurring of other expenses. Except as expressly provided herein, Voxware shall have no right to exercise any control whatsoever over the activities or operations of Licensee.

     10. Assignment. This Agreement and the rights hereunder are not transferable or assignable by Licensee without the prior written consent of Voxware. The license provided hereunder is not sublicensable except that Licensee may provide licenses to end-users in accordance with the provisions of this Agreement and may use subdistributors to do so only as provided in Section 2.a.

     11.  Term and Termination.

     a. This Agreement shall have an initial term of 1 year commencing on the date first set forth above and shall automatically renew for successive terms of 1 year each unless one party provides written notice of non-renewal to the other party at least [Confidential Treatment Requested] days prior to the expiration of the then current term.

     b. This Agreement may be terminated by a party for cause if the other party materially breaches any material provision of this Agreement and fails to cure such breach within [Confidential Treatment Requested] days in the case of a failure to pay, and immediately in the case of a breach of Sections 6 or 7) of written notice describing the breach.

     c. Licensee's obligation to pay any amounts due hereunder shall survive any expiration or termination of this Agreement.

     d. Neither party shall incur any liability whatsoever for any damage, loss or expenses of any kind suffered or incurred by the other (or for any compensation to the other) arising from or incident to any termination of this Agreement by such party which complies with the terms of the Agreement whether or not such party is aware of any such damage, loss or expenses.

     e. Upon termination of this Agreement by either party or naturally at the end of the term (i) all rights and licenses of Licensee and its sublicenses and restrictions on Voxware hereunder shall terminate, except that end-user licenses granted to customers in accordance with this Agreement will remain in effect in accordance with their terms and Licensee shall be entitled to sell remaining inventory over the next [Confidential Treatment Requested] days; (ii) Licensee will immediately return to Voxware all Proprietary Information, catalogues and literature in its possession, custody or control in whichever form held (including all copies or embodiments thereof and will cease using any trademarks, service marks and other designations of Voxware, and (iii) except as provided herein or elsewhere in this Agreement, the provisions of this Agreement shall remain in effect.

     f. Termination is not the sole remedy under this Agreement and, whether or not termination is effected, all other remedies will remain available.

     12. Warranty Disclaimer. EXCEPT FOR THE WARRANTY MADE DIRECTLY TO END-USERS IN ATTACHMENT C (AS MODIFIED BY THE NEXT SENTENCE), LICENSOR MAKES NO WARRANTIES TO ANY PERSON WITH RESPECT TO THE LICENSED SOFTWARE PRODUCTS OR ANY SERVICES OR LICENSES AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT. LICENSEE WILL HANDLE AND BE RESPONSIBLE FOR ALL WARRANTY RETURNS FROM ITS DIRECT AND INDIRECT CUSTOMERS AND WILL BE ENTITLED TO (AND ONLY TO) CREDIT FOR AMOUNTS PAID TO LICENSOR FOR PROPERLY RETURNED LICENSED SOFTWARE COPIES THAT ARE NOT REPLACED.

     13.  Voxware's Representations and Warranties.

     Voxware represents and warrants that:

     a. to the best of its knowledge, the manufacture, use, sale and/or distribution of the Licensed Software Copies does not infringe any intellectual property rights, of any third party enforceable under the laws of the United States;

     b. all corporate action necessary for the authorization and delivery of this Agreement by Voxware and the performance of Voxware's obligations hereunder has been taken; and

     c. the entry into this Agreement by Voxware does not violate any contract, agreement, or arrangement of any kind between Voxware and any third party.

Voxware makes no warranties and representations as to the validity or scope of the patents pertaining to the Licensed Software Product. Licensor makes no agreement to bring or prosecute actions or suits against third parties for patent, trademark, trade dress or copyright infringement or for unfair competition or related causes of action.

     14.  Licensee's Representations and Warranties.

     Licensee represents and warrants that:

     a. all corporate action necessary for the authorization and delivery of this Agreement by Licensee and the performance of Licensee's obligations hereunder has been taken; and

     b. the entry into this Agreement by Licensee does not violate any contract, agreement, or arrangement of any kind between Licensee and any third party.

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     15.  General.

     a. Amendment and Waiver-Except as otherwise expressly provided herein, any provision of this Agreement may be amended and the observance of any provision of this Agreement may be waived (either generally or in any particular instance and either retroactively or prospectively) only with the written consent of the parties. However, it is the intention of the parties that this Agreement be controlling over additional or different terms of any purchase order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that waivers and amendments shall be effective only if made by agreements clearly understood by both parties to be an amendment or waiver.

     b. Governing Law and Legal Actions - This Agreement shall be governed by and construed under the laws of the State of New
York and the United States without regard to conflicts of laws provisions thereof and without regard to the United Nations
Convention on Contracts for the International Sale of Goods.
Unless otherwise elected by Voxware in writing for a particular instance (which Voxware may do at its option), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the New York state and U.S. federal courts having within their jurisdiction the location of Voxware's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by New York state or U.S. federal law. [Confidential Treatment Requested]

     c. Headings - Headings and captions are for convenience only and are not to be used in the interpretation of this Agreement.

     d. Notices - Notices under this Agreement shall be sufficient only if personally delivered, delivered by a commercial rapid delivery courier service, fax followed by hard copy or mailed by certified or registered mail, return receipt requested to a party at its addresses first set forth herein or as amended by notice pursuant to this subsection. If not received sooner, notice by mail shall be deemed received 5 days after deposit in the U.S. mails.

     e. Basis of Bargain - Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

     f. Entire Agreement - This Agreement supersedes all proposals, oral or written, all negotiations, conversations, or discussions between or among parties relating to the subject matter of this Agreement and all past dealing or industry custom.

     g. Severability - If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

     h. Attribution - Licensee agrees to display Voxware's logo and trademarks in context appropriate places in the packaging and documentation of the Licensee Products. Further, Licensee agrees to place notice of any copyright and patent protection or other proprietary legend reasonably requested by Voxware within the Licensee Products.

                             7

     i. Advertising - Licensee agrees that Licensor may mention this License Agreement in sales presentations. Licensor also may mention this License Agreement in collateral materials consisting of sell sheets, brochures, packaging and related marketing materials with the prior consent of Licensee, which consent will not be unreasonably withheld. Licensor shall, in connection with its activities under this paragraph 16, ensure that all trademarks and copyrights pertaining to Licensee will be observed. Both parties may issue a press release announcing the relationship and intended benefits and use of the Licensed Programs within the Software Products defined herein.

     j. Hot Links - Both parties agree to provide hot links on their sites on the World Wide Web that link to the other party.

                          VOXWARE:


                          By[CONFIDENTIAL TREATMENT REQUESTED]

                          Name[CONFIDENTIAL TREATMENT REQUESTED]

                          Title[CONFIDENTIAL TREATMENT REQUESTED]


                          Licensee:


                          By /s/ Patrick D. Pilch

                          Name Patrick D. Pilch

                          Title EVP & CFO

                               8

                               Attachment A

                        LICENSED SOFTWARE PRODUCTS

TeleVox (Version 1.0)

                               9

                               Attachment B

                             LICENSEE PRODUCTS

Licensee Products shall include:
     Andrea Anti-Noise  ANC - 100 Computer Headset
     Andrea Anti-Noise  ANC - 200 Computer Handset
     Andrea Anti-Noise  ANC - 500 Computer Headset

[Confidential Treatment Requested]

                               10

                               Attachment C

                        END-USER LICENSE AGREEMENT

BY CLICKING ON THE ACCEPT BUTTON, YOU ARE CONSENTING TO BE BOUND
BY THIS AGREEMENT.  IF YOU DO NOT AGREE TO ALL OF THE TERMS OF
THIS AGREEMENT, CLICK THE DO NOT ACCEPT BUTTON AND THE
INSTALLATION PROCESS WILL NOT CONTINUE.

LICENSE AGREEMENT FOR TELEVOX
Installation of TeleVox (the "Product") is contingent on your (hereinafter "Recipient") agreement to the following terms:

16.  GRANT OF LICENSE.

Subject to the terms, conditions and limitations below, Voxware, Inc. ("Voxware") grants to Recipient (and only Recipient) a limited, non-exclusive, royalty-free license to use one copy of the executable code of the Product on a single CPU residing on Recipient's premises. Recipient may only transfer the Product (and all (and only all) of his rights in the Product) to an individual, provided that (i) such transfer is not for commercial purposes, (ii) the individual agrees to only be irrevocably bound by all the terms, limitations and conditions set forth in this Agreement. All other rights are reserved to Voxware. Recipient shall not rent, lease, sell, sublicense, assign, or otherwise transfer the Product, including any accompanying printed materials. Recipient may not reverse engineer, decompile or disassemble the Product. Voxware shall retain title and all ownership rights to the Product.

17.  PRODUCT MAINTENANCE.

Voxware is not obligated to provide maintenance or updates to Recipient for the Product. However, if Voxware should provide any maintenance or updates it would be covered by this Agreement.

18.  DISCLAIMER OF WARRANTY.

Product is deemed accepted by Recipient. The PRODUCT is provided AS IS WITHOUT WARRANTY OF ANY KIND. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, VOXWARE FURTHER DISCLAIMS ALL WARRANTIES, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT. THE ENTIRE RISK ARISING OUT OF THE USE OR PERFORMANCE OF THE PRODUCT AND DOCUMENTATION REMAINS WITH RECIPIENT. THIS DISCLAIMER OF WARRANTY IS AN ESSENTIAL PART OF THIS AGREEMENT. BECAUSE SOME STATES/JURISDICTIONS DO NOT ALLOW THE EXCLUSIONS OF AN IMPLIED WARRANTY, THIS DISCLAIMER MAY NOT APPLY TO RECIPIENT AND RECIPIENT MAY HAVE OTHER LEGAL RIGHTS THAT VARY FROM STATE TO STATE OR BY JURISDICTION.

19. LIMITATION ON LIABILITY. UNDER NO CIRCUMSTANCES AND UNDER NO LEGAL THEORY, TORT, CONTRACT, OR OTHERWISE, SHALL VOXWARE OR ITS AGENTS BE LIABLE TO YOU OR ANY OTHER PERSON FOR ANY INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY CHARACTER INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF GOODWILL, WORK STOPPAGE, COMPUTER FAILURE OR MALFUNCTION, OR ANY AND ALL OTHER COMMERCIAL DAMAGES OR LOSSES, EVEN IF VOXWARE SHALL HAVE BEEN INFORMED OF THE POSSIBILITY OF SUCH DAMAGES, OR FOR ANY CLAIM BY ANY OTHER PARTY. THIS LIMITATION OF LIABILITY SHALL NOT APPLY TO LIABILITY FOR DEATH OR PERSONAL INJURY TO THE EXTENT APPLICABLE LAW PROHIBITS SUCH LIMITATION. FURTHERMORE, SOME STATES DO NOT ALLOW THE EXCLUSION OR LIMITATION OF INCIDENTAL OR CONSEQUENTIAL DAMAGES, SO THIS LIMITATION AND EXCLUSION MAY NOT APPLY TO YOU.

20.  U.S.  GOVERNMENT RESTRICTED RIGHTS AND EXPORT RESTRICTIONS.
The Product is provided with RESTRICTED RIGHTS.  Use,

                               11

duplication, or disclosure by the Government is subject to restrictions as set forth in subparagraph (l)(ii) of The Rights in Technical Data and Computer Software clause of DFARS 252.227-7013 or subparagraphs (i) and (2) of the Commercial Computer Software-Restricted Rights at 48 CFR 52.227-19, as applicable. Manufacturer is Voxware, 172 Tamarack Circle, Skillman, New Jersey 08558. Recipient acknowledges that the Product licensed hereunder is subject to the export control laws and regulations of the U.S.A., and any amendments thereof. Recipient confirms that with respect to the Product, it will not export or re-export it, directly or indirectly, either to (i) any countries that are subject to U.S.A. export restrictions (currently including, but not necessarily limited to, Cuba, the Federal Republic of Yugoslavia (Serbia and Montenegro), Haiti, Iran, Iraq, Libya, North Korea, South Africa (military and police entities), and Syria); (ii) any end user who Recipient knows or has reason to know will utilize them in the design, development or production of nuclear, chemical or biological weapons; or
(iii) any end user who has been prohibited from participating in the U.S.A. transactions by any federal agency of the U.S.A. government. Recipient further acknowledges that the Product may include technical data subject to export and re-export restrictions imposed by U.S.A. law.

21.  GOVERNING LAW; ATTORNEYS' FEES.

This Agreement shall be governed by the laws of the State of New Jersey and Recipient further consents to jurisdiction by the state and federal courts sitting in the State of New Jersey.
If either Voxware or Recipient employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees.

22.  ENTIRE AGREEMENT.

This Agreement constitutes the complete and exclusive agreement between Voxware and Recipient with respect to the subject matter hereof, and supersedes all prior oral or written understandings, communications or agreements not specifically incorporated herein. This Agreement may not be modified except in a writing duly signed by an authorized representative of Voxware and Recipient.

                              12

                           Attachment D

                             FEES

Nonrefundable Upfront fee:    [Confidential Treatment Requested]

Royalty:                      [Confidential Treatment Requested]

Licensee shall pay Voxware's standard rate for any support services (other than those specified in Section 5 of this Agreement) requested by Licensee and provided by Voxware, as well as any travel, room, board or other expenses incurred by Voxware in connection therewith.

All payments shall be made by Licensee as provided in Section 4 of the Agreement unless otherwise agreed to in writing by Voxware.

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